DEFINITIVE/PROXY STATEMENT

DEFINITIVE PROXY

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
 INFORMATION

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mPhase Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

mPhase Technologies, Inc.
(Name of Person(s) Filing Proxy Statement)

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DEFINITIVE PROXY

mPHASE TECHNOLOGIES, INC.
587 CONNECTICUT AVENUE
NORWALK, CONNECTICUT 06854-1711

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS FOR FISCAL YEAR ENDED JUNE 30, 2013

TO BE  HELD ON WEDNESDAY FEBRUARY 12, 2014

The Annual Meeting of Shareholders of mPhase Technologies, Inc. for the fiscal year ended June 30, 2013 will be held at 587 Connecticut Avenue, Norwalk, CT 06854, on  Wednesday February 12, 2014 at 10:00 a.m. local time, for the purpose of considering and voting upon:

(1) A proposal to elect five (5) Directors to hold office until our next Annual Meeting.

(2) A proposal to ratify the appointment of Demetrius Berkower LLC as the independent  accountants for our  fiscal year 2014 commencing July 1, 2013 through June 30, 2014

(3) A proposal to approve and adopt an amendment to our Amended Certificate of Incorporation to increase the number of authorized shares of common stock from 6,000,000,000 to 18,000,000,000 shares.

(4) Such other business as may properly come before the meeting and any adjournment thereof.

The above items are more fully described in the attached Proxy Statement. Only shareholders of record at the close of business on December 12, 2013 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. A list of stockholders as of the record date will be available for inspection by stockholders at our corporate headquarters during business hours for a period of 10 days before the meeting.

By Order of the Board of Directors
Gustave T. Dotoli
Corporate Secretary

December 24, 2013

IMPORTANT

Whether or not you expect to be present at the meeting, PLEASE FILL IN, SIGN, DATE AND MAIL THE ENCLOSED PROXY as promptly as possible in order to save us further solicitation expense. Shareholders of record attending the meeting may revoke their proxies at that time and personally vote all matters under consideration. There is an addressed envelope enclosed with the proxy for which no postage is required if mailed in the United States.

*** Exercise Your Right to Vote ***

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

MPHASE TECHNOLOGIES, INC.	Meeting Information

Meeting Type: Annual Meeting

For holders as of: December 12 , 2013

Date: February 12, 2014

Time: 10:00 AM EST

Location: mPhase Technologies, Inc.

587 Connecticut Avenue

Norwalk, CT 06854

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

--Before You Vote --

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1.	Annual Report for fiscal year ended June 30, 2013

2.	Notice and Proxy Statement

How to View Online:

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Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before January 10, 2014 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

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Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

Nominees

01 Ronald A. Durando 02 Gustave T. Dotoli 03 Victor Lawrence 04 Abraham Biderman 05 Martin Smiley

The Board of Directors recommends you vote FOR the following proposals:

2.	Approval of our independent accountants Demetrius Berkower L.L.C. for the fiscal year 2014

3.	Approval of an amendment to our Amended Certificate of Incorporation authorizing an increase in authorized shares of common stock from 6 billion to 18 billion shares.

DEFINITIVE PROXY

mPHASE TECHNOLOGIES, INC.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY FEBRUARY 12, 2014

This Proxy Statement is furnished to the shareholders of mPhase Technologies, Inc. in connection with the solicitation of proxies by our Board of Directors to be voted at the Annual Meeting of Shareholders and at any adjournments thereof. The Annual Meeting will be held at our offices at 587 Connecticut Avenue, Norwalk, CT 06854, at 10:00 a.m. Eastern Time on February 12, 2014.

The Company has been unable to hold five Annual Meetings of Shareholders for the fiscal years ended June 30, 2008, 2009, 2010, 2011 and 2012 owing to financial considerations  as a result, in part, of the global financial crisis that began in 2008. It is the intent of the Company to use its best efforts to hold its next Annual Meeting for the fiscal year ended June 30, 2014 no later than November 1, 2014. The Company, as a New Jersey Corporation, is subject to the provisions of Section 14A:5-2 of the New Jersey Business Corporation Law that provides as follows:

Annual Meeting of Shareholders

An annual meeting of shareholders shall be held at such time as may be provided in the bylaws, or as may be fixed by the board pursuant to authority granted in the by-laws, and, in the absence of such a provision, at noon on the first Tuesday of April. Failure to hold the annual meeting at the designated time, or to elect a sufficient number of directors at such meeting or any adjournment thereof, shall not affect otherwise valid corporate acts or work a forfeiture or dissolution of the corporation. If the annual meeting for election of directors is not held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient. If there is a failure to hold an annual meeting for a period of 30 days after the date designated therefor, or if no date has been designated for a period of 13 months after the organization of the corporation or after its last annual meeting, the Superior Court may, upon the application of any shareholder, summarily order the meeting or the election, or both, to be held at such time and place, upon such notice and for the transaction of such business as may be designated in such order. At any meeting ordered to be called pursuant to this section, the shareholders present in person or by proxy and having voting powers shall constitute a quorum for the transaction of the business designated in such order.

For each of the five fiscal years from the one ended June 30, 2008  through and  including the one ended June 30, 2013, the Company continued to function with the same Board of Directors elected at the last Annual Meeting of Shareholders on August 27, 2008. Auditors elected or approved at its last Annual Meeting  continued to serve until July 22, 2010. On July 22, 2010, the Board of Directors appointed Demetrius & Company, L.L.C. as its independent auditors for the 2010 fiscal year, replacing Rosenberg Rich Baker Berman & Company, as set forth in the Company's Form 8-K filing of July 23, 2010. The Board of Directors remains unchanged except that Anthony Guerino is not running  for reelection to the  Board resulting in the recommended  Board consisting of 5 rather than 6 directors.

 For the information of its shareholders, the Company has included its most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2013. Officers of the Company will be present at this Annual Meeting of Shareholders to answer all questions regarding information about the Company.

The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent or given to shareholders is December 24, 2014.

VOTING

General

The securities that may be voted at the Annual Meeting consist of our common stock, with each share entitling its owner to one vote on each matter submitted to the shareholders. The record date for determining the holders of our shares who are entitled to notice of and to vote at the Annual Meeting is December 12, 2013. On the record date, 5,313,572,804 shares were outstanding and eligible to be voted at the Annual Meeting.

Quorum and Vote Required

The presence, in person or by proxy, of a majority of the outstanding shares of our shares is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes shall be counted for purposes of determining a quorum, but not have the effect of votes for or against any proposal. Therefore, abstentions and broker non-votes will not affect the outcome of such matter. At a meeting where a quorum is present, with respect to Proposal I for the election of directors, nominees who receive a plurality of the votes cast will be elected to serve until the next Annual Meeting of Shareholders, and with respect to Proposal II for the ratification of appointment of Independent Accountants for the Company, the affirmative vote of a majority of the shares represented at the Annual Meeting will be required to approve such proposal and broker non-votes will be counted as an vote in the affirmative. With respect to Proposal III for the amendment of the Company’s certificate of incorporation to authorize an additional 6 billion shares of common stock for a total number of 18 billion authorized shares of common stock, the affirmative vote of a majority of the shares of the Company represented at the meeting or by proxy is required for approval.

Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. “Broker non-votes” means the votes that could have been cast on the matter in question if the brokers had received their customers’ instructions, and as to which the broker has notified us on a Proxy form in accordance with industry practice or has otherwise advised us that it lacks voting authority. However, Brokers may vote on certain “routine” matters in the Proxy Statement at the broker’s discretion whey they have not received timely voting instructions from their customers. The three matters to be voted upon are each a routine matter.

Voting by Proxy

Shares represented by properly executed proxies received at or before the Annual Meeting that have not been revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. Shares represented by properly executed proxies for which no instruction is given will be voted “FOR” approval of the proposals described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment. Our shareholders are requested to complete, sign, date and promptly return the enclosed Proxy Card in the postage-prepaid envelope provided for this purpose to ensure that their shares are voted. A shareholder may revoke a proxy at any time before it is voted by signing and returning a later- dated proxy with respect to the same shares, by filing with our corporate secretary, a written revocation bearing a later date or by attending and voting in person at the Annual Meeting. Mere attendance at the Annual Meeting will not in and of itself revoke a proxy.

If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting, all proxies (except for any proxies that have theretofore effectively been revoked or withdrawn) will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, notwithstanding that such proxies may have been effectively voted on the same or any other matter at a previous meeting.

PROPOSAL I

ELECTION OF DIRECTORS

The Board has nominated five (5) incumbent directors for election:  Ronald A. Durando, Gustave T. Dotoli,  Abraham Biderman, Victor Lawrence and Martin S. Smiley. Mr. Anthony Guerino has declined to run for  reelection to the Board.

Each of the incumbent director nominees has consented to be named a nominee in this Proxy Statement and to serve as a director if elected. Proxies not marked to the contrary will be voted “FOR” the election to the Board of each nominee. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the current directors.

Nominees

The Board of Directors recommends that you vote FOR all of the following nominees:

Name	Age	Positions

Ronald A. Durando	56	Chief Executive Officer and Chairman of the Board of Directors
Gustave T. Dotoli (2)	78	Chief Operating Officer and Director
Abraham Biderman (1)(2)	66	Director
Victor Lawrence	64	Director
Martin S. Smiley	66	Director, EVP, General Counsel, CFO

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee .

The following is biographical information about each of the nominees.

Ronald A. Durando is a co-founder of mPhase Technologies, Inc. and has served as the Company’s President, Chief Executive Officer and a Director since its inception in October 1996. Since 1994, Mr. Durando has been an officer of Microphase Corporation. From 1986 to 1994, Mr. Durando was President and Chief Executive Officer of Nutley Securities, Inc., a registered broker-dealer. In addition, Mr. Durando was also Chairman of the Board of Janifast Ltd., a Hong Kong company that does manufacturing in Hong Kong and China. Mr. Durando was also President and Director of PacketPort.com, Inc.

Gustave T. Dotoli has served as our Chief Operating Officer since October 1996. Prior to joining us, Mr. Dotoli was President and CEO of State Industrial Safety, Inc. from 1986-1996. In addition, Mr. Dotoli currently serves as the Vice President of Corporate Development of Microphase Corporation. He is formerly the President and Chief Executive Officer of the following corporations: Imperial Electro-Plating, Inc., World Imports USA, Industrial Chemical Supply, Inc., SISCO Beverage, Inc. and Met Pack, Inc. Mr. Dotoli holds a B.S. in Industrial Engineering from Fairleigh Dickinson University.

Martin Smiley is the EVP, CEO and General Counsel of mPhase Technologies, Inc. Mr. Smiley joined the Company on August 21, 2000. From June of 1994 through July of 2000, Mr. Smiley was a Managing Director in the Investment Banking Division of CIBC/Oppenheimer focusing on high yield debt placements for the independent power industry. From 1990 through 1994, Mr. Smiley served as Vice President of Investment Banking specializing in International Lease Financing and served as Vice President and General Counsel of Chrysler Capital Corporation commencing in 1984. Prior to that Mr. Smiley was a practicing attorney with the New York Law Firms of Leboeuf, Lamb Greene & MacRae specializing in corporate finance and SEC matters. Mr. Smiley received his B.A. in Mathematics from the University of Pennsylvania in 1969 and his J.D. from the University of Virginia School of Law in 1975.

Abraham Biderman has been a member of the Board since August 3, 2000. Since October of 2003, Mr. Biderman has been a Managing Director of Investment Banking of Eagle Advisers, an investment banking firm located in New York City. From 1990-September of 2003, Mr. Biderman had been employed by Lipper & Co. as Executive Vice President; Executive Vice President, Secretary and Treasurer of the Lipper Funds; and Co-Manager of Lipper Convertibles, L.P. Prior to joining Lipper & Co. in 1990, Mr. Biderman was Commissioner of the New York City Department of Housing, Preservation and Development from 1988 to 1989 and Commissioner of the New York City Department of Finance from 1986 to 1987. He was Chairman of the New York City Retirement System from 1986 to 1989. Mr. Biderman was Special Advisor to former Mayor Edward I. Koch from 1985 to 1986 and assistant to former Deputy Mayor Kenneth Lipper from 1983 to 1985. Mr. Biderman is a Director of the Municipal Assistance Corporation for the City of New York. Mr. Biderman graduated from Brooklyn College and is a certified public accountant.

Dr. Victor Lawrence is bachelor Chair professor of Electrical Engineering and Associate Dean for Special Programs, in the Charles V Schafer, Jr. School of Engineering, at Steven Institute of Technology. Dr. Victor Lawrence is a member of the National Academy of Engineering and has worked in the information technology and communications field for over thirty years. He is an industry leader in digital communications R&D and services, an entrepreneur, an active member of engineering professional organizations, an author, and a teacher who has extensive international experience. Prior to joining Steven Institute of Technology Dr. Lawrence was Vice President, Advanced Communications Technology, Bell Laboratories, Lucent Technologies. He led the development of technologies that go into the most innovative, reliable, and cost-effective communications networks for the leading telecommunications service providers. He has supported Lucent’s businesses with a staff of about 500 leading technologists and a budget of about $100M. Major projects included gigabit, photonic, and wireless networking developments and services. He was responsible for a team of engineers that worked on performance analysis, simulations and development of broadband access and backbone networks for many national and international service providers. All of Lucent’s R&D organizations relied on his high-technology support of computer-aided hardware design, physical and thermal design, systems compliance testing and certification, and design for high performance network control, signaling, and management. Earlier, he was Director, Advanced Multimedia Communications at Bell Labs, where he was responsible for systems engineering, exploratory development of multimedia signal processing, transmission, and switching, including speech and audio coding, modems, broadband transmission, ATM switching and protocols, and wireless communication and signal processing. He held a variety of leadership positions in data communications research, digital techniques, and information systems. His application of digital signal processing to data communications in the late 1980s and early 1990s led to many significant advances in high-speed transmission over copper lines (e.g., voice band modems and DSL), which helped create a global industry that leverages the public switched telephone network. Dr. Lawrence played a significant role in the development of every major international voice band modem standard, making high-speed data communication over international networks possible. The universal availability of high-speed data connectivity stimulated the growth and widespread use of the Internet. He led the development of high-speed modem/fax chip sets that are used in data terminals, computers, and voice terminals for secure communications worldwide. His work on high-speed transceivers for local loop and for premises applications led to the development of a variety of DSL technologies, many of which are deployed today for broadband services.

Dr. Lawrence is a member of the National Academy of Engineering and a Fellow of both the Institute of Electrical and Electronics Engineers (IEEE) and AT&T Bell Labs. For his scientific achievements, Dr. . Lawrence has received numerous awards, including the 2004 IEEE Award in International Communication and a 1997 Emmy Award for the HDTV Grand Alliance Standard. He was also the co-recipient of the 1984 J. Harry Karp Best Paper Award and the 1981 Gullemin-Cauer Prize Award.

He served as the Chairman, IEEE Awards Board in 1994-1995, was Editor-In-Chief, IEEE Transactions on Communications from 1987 to 1991, and a member of the Board of Governors of the IEEE Communications Society from 1990 to 1992. He was also Special Rapporteur on Coding (1982-1984) and on Transmission Impairments (1984) for CCITT (now ITU).Dr. Lawrence has been a key proponent of R&D globalization and is championing the effort to bring fiber optic connectivity to Africa. Over the past several years at Bell Labs, he managed a worldwide R&D organization, with branches in Beijing and Shanghai in China and in Hilversum and Twente in the Netherlands, as well as four states in the US. Before joining Bell Labs in 1974, he taught at Kumasi University of Science and Technology in Ghana, and was employed as a research engineer at the General Electric Company in the UK. Dr. Lawrence is the co-author of five books : “Introduction to Digital Filters,” “Tutorials on Modem Communications,” “Intelligent Broadband Multimedia Networks,” “Design and Engineering of Intelligent Communications Systems,” and “The Art of Scientific Innovation.” He holds over 20 U.S. and international patents and has over 45 papers in referenced journals and conference proceedings, covering digital signal processing and data communications. Dr. Lawrence has taught Signal Processing and Data Networking courses at the University of Pennsylvania, Rutgers University, Princeton University, Columbia University, and Fairleigh Dickinson University, and delivered the Chancellor’s Distinguished Lecture Series at the University of California at Berkeley in 1986. He has also taught Technology Management and Technology Incubation courses at Bell Labs to new engineers.

Since 1996, Dr. Lawrence has taught a short-course each year at the US Industrial College of the Armed Forces.

From 1997-2001, Dr. Lawrence and his staff supported Senator Frist and the US Sub-Committee on Science and Technology.

Dr. Lawrence received his undergraduate, masters, and doctorate degrees from the University of London in the United Kingdom.

The Board of Directors and Committees

During fiscal year ended June 30, 2013, the Board of Directors held one meeting. Each director, other than Mr. Guerino,  attended at least 75% of the combined number of meetings of the Board and Board committees of which he was a member.

The Board of Directors created an Audit and Compensation Committee on February 23, 2000. The Audit Committee during fiscal 2013 was comprised of Messrs. Biderman and Mr. Lawrence. Mr. Lawrence meets the independence criteria established by the National Association of Securities Dealers, Inc. The report of the Audit Committee describes the scope of authority of the committee and may be found herein.

The Board of Directors also has a Compensation Committee. As more fully described in the Report of the Compensation Committee set forth in this Proxy Statement, the Compensation Committee is responsible for our management and employee compensation. Specifically, the Compensation Committee determines the adequacy of management and employee compensation including the administration of our 2001 Long-Term Stock Incentive Plan. The Compensation Committee is presently comprised of Messrs. Dotoli, Biderman and Lawrence.

On October 19, 2007, in connection with the settlement and dismissal of a civil law suit originally filed on November 16, 2005 by the Securities and Exchange Commission in the Federal District Court in the District of Connecticut, the SEC issued a Cease and Desist Order and certain remedial sanctions against two officers and directors of mPhase Technologies, Inc. (the "Company"). The civil suit was filed against Packport.com, Inc. a Nevada corporation, Microphase Corporation, a Connecticut corporation, a company that provides administrative services to the Company and shares common management with the Company, and others. The two officers and directors of the Company were Mr. Ronald A. Durando, President and Chief Executive Officer and Mr. Gustave T. Dotoli, the Chief Operating Officer. The Civil suit by the SEC named as respondents Mr. Durando, Mr. Dotoli and others in connection with their activities as officers and directors of Packetport.com. The cease and desist order from the SEC found that (1) Mr. Durando had violated Section 5 of the Securities Act of 1933, as amended, by making unregistered sales of common stock of Packetport.com.(2) Mr. Durando and Mr. Dotoli had violated Section 16(a) of the Securities Exchange Act of 1934, as amended, and Rule 16(a) thereunder by failing to timely disclose the acquisition of their holdings on Form 3’s and (3) Mr. Durando had violated Section 13(d) of the Securities Exchange Act of 1934, as amended, for failing to disclose the acquisition of more than five percent of the stock of Packetport.com. Under the order Mr. Durando was required to disgorge $150,000 and Mr. Dotoli was required to disgorge $100,000. The Company was not named as a party to the civil suit. More information regarding the detailed terms of the settlement can be found in SEC release No 8858 dated October 18, 2007 promulgated under the Securities Act of 1933 and SEC Release No. 56672 dated October 18,2007 promulgated pursuant to the Securities Exchange Act of 1934.

Mr. Durando and Mr. Dotoli have continued to serve as officers and directors of the Company. Mr. Durando and Mr. Dotoli together with Microphase corporation and others, without admitting or denying the findings of the SEC, except as to jurisdiction and subject matter, have consented to the entry of the Order Instituting Cease and Desist Proceedings, Making findings and Imposing a Cease and Desist Order and Remedial Sanctions pursuant to Section 8A of the Securities Exchange Act of 1933 and Section 21C of the Securities Exchange Act of 1934.

 Director Compensation

For their attendance of Board and Committee meetings, we compensate the Directors with an annual stipend and stock options granted under our Stock Incentive Plan, which grants are included in the table “Security Ownership of Certain Beneficial Owners and Management” and the notes thereto.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal 2013 were Messrs. Dotoli, Biderman and Lawrence. Mr. Dotoli is our Chief Operating Officer. Neither Messrs. Biderman nor Lawrence has been one of our officers or employees. None of our directors or executive officers served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of such committee, the entire Board of Directors) of another entity during fiscal 2013 that has a director or executive officer serving on our Board of Directors.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our committee has reviewed in accordance with recent revisions to the law pursuant to the Sarbanes-Oxley Act our Form 10-K, covering the fiscal year of the Company ending June 30, 2013.

In fulfilling our oversight responsibilities, we will with our independent accountants who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. We also have discussed with the independent accountants their independence from management, including the matters in the written disclosures from the independent accountants required by the Independence Standards Board. We further considered whether the provision by the independent accountants of the non-audit services described elsewhere in this Proxy statement is compatible with maintaining their independence. Finally, we recommended, and the Board of Directors approved, the selection Demetrius Berkower LLC. as our independent accountants for the fiscal year 2014 commencing July 1, 2013 and ending June 30, 2014.

We have also discussed with our internal auditors and independent accountants the overall scope and plans for their respective audits. We meet with the internal auditors and independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of financial reporting.

Victor Lawrence
Abraham Biderman

PROPOSAL II

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

We have engaged Demetrius Berkower LLC certified public accountants having offices in Wayne, New Jersey, as our independent auditors for fiscal year 2014 commencing July 1, 2013 and ending June 30, 2014.

Audit Fees. Fees for the audit for the fiscal year ended June 30, 2013 and the reviews of Forms 10-Q for such fiscal year amounted to $30,000.

Fees for Financial Information Systems Design and Implementation. None.

 All other fees. None

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF APPOINTMENT OF DEMETRIUS BERKOWER LLC.,  AS THE EXTERNAL AUDITORS FOR US FOR THE FISCAL YEAR 2014 COMMENCING ON JULY 1,2013 AND ENDING ON JUNE 30, 2014. THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AT THE MEETING IS REQUIRED TO RATIFY THE APPOINTMENT OF THE AUDITORS. SHARES OF COMMON STOCK REPRESENTED AT THE MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” RATIFICATION OF DEMETRIUS BERKOWER LLC.

PROPOSAL III

APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED
CERTIFICATE OF INCORPORATION

The Board of Directors has approved, and is recommending to the stockholders for approval at the Annual Meeting, an amendment to our Amended Certificate of Incorporation to increase the number of authorized shares of common stock from 6,000,000,000 to 18,000,000,000 shares. The Board of Directors determined that this amendment is advisable and should be considered at the Annual Meeting.

Purpose and Effect of the Amendment to Authorize Additional Shares of Common Stock

PROPOSAL TO AMEND THE COMPANY’S AMENDED CERTIFICATE OF
INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK
FROM 6,000,000,000 SHARES TO 18,000,000,000 SHARES

Background

The Company’s Amended Certificate of Incorporation, as currently in effect, provides that the Company’s authorized capital stock consists of 6,000,000,000 shares of common stock, $.001 par value per share. Shareholders last approved an increase in the number of the Company’s authorized shares from 2,000,000,000 common shares to 6,000,000,000 common shares on June 29, 2011. Effective as of December 3, 2013, the Company’s Board of Directors approved an amendment to Article 4 of the Company’s Amended Certificate of Incorporation to increase the number of authorized shares of common stock from 6,000,000,000 shares to 18,000,000,000 shares. In accordance with New Jersey law, the proposed amendment to the Amended Certificate of Incorporation is subject to shareholder approval.

In the event that shareholder approval of the proposed amendment is obtained, the Company expects to file a Certificate of Amendment to the Amended Certificate of Incorporation with the New Jersey Secretary of State on or about the close of business on the date of the Special Meeting.

As of November 8, 2013, Mr. Smiley returned 295 million restricted shares of common stock previously granted to him to the Company for cancellation. As of December 3, 2013, Messrs. Durando and Dotoli each returned  295 million restricted shares of common stock previously granted for cancellation. The purpose of these cancellations is to ensure that the Company will have enough shares to continue financing the Company operations pending shareholder approval of the proposed increase in authorized shares pursuant to this Proxy.

As of December 3, 2013, of the 6,000,000,000 shares of common stock currently authorized for issuance under the Amended Certificate of Incorporation, a total of 5,174,226,649 shares were issued and outstanding and 264,951,983 shares were reserved for issuance upon exercise of the Company’s stock options, warrants and other convertible debt securities that are currently outstanding and funded based upon the closing stock price of $.0017 per share on such date. In addition if all convertible debt (including those amounts in dispute or the subject  of litigation) were converted into common stock based upon an adverse outcome of  such litigation  the Company could be required to issue as many as 1,347,948,157  shares of its common stock based upon the stock price of $.0017 per share on December 3, 2013. Indebtedness for unpaid compensation and loans of officers is also convertible into common shares as described  below provided such shares are available for issuance after satisfaction of all other convertible debt, option and warrant obligations of the Company. Based on the conversion feature of $.0040 for such officer indebtedness, conversion would require the issuance of an aggregate of approximately 343,072,031 shares. An increase in the number of shares of common stock authorized for issuance under the Company’s Amended Certificate of Incorporation is necessary to permit the Company to have additional shares available for issuance in furtherance of the Company’s business purposes, as more fully set forth below under “Reasons for and Effects of the Proposal.”

Reasons for and Effects of the Proposal

Due to the limited number of shares of common stock available to be issued, the Board of Directors has unanimously approved, and recommends that the shareholders approve, an amendment to the Company’s Amended Certificate of Incorporation pursuant to which the number of shares of common stock which the Company would be authorized to issue would be increased from 6,000,000,000 shares to 18,000,000,000 shares. As of December 3, 2013, the Company had 5,172,226,649 outstanding shares of common stock as well as convertible securities that could be converted into 1,347,948,157 additional shares of common stock. In addition, the Company anticipates the need for significant additional shares in connection with future private placements  of equity and issuances of convertible instruments as well as its equity  line  of credit to raise a minimum of  $5 million in order to sustain minimal operations over the next 3 years.

The Company traditionally financed its operations from inception to late 2007 through equity private placements with retail investments of its common stock and warrants. The equity market for the Company’s common stock contracted significantly in December of 2007. As a result, in order to finance its operations thereafter, the Company has issued convertible debentures and convertible notes to a number of hedge funds. Such transactions are highly dilutive since the conversion price of the convertible debt into common stock is at a discount ranging from 20-30% of the market price of the stock.  In the  case  of more  recent  convertible securities, the  Company has had to accept discounts of from 40-45% of the market price of its common stock.

From June  30, 2011 through December 3, 2013 the Company’s shares of common stock outstanding increased from 1,628,502,264 shares to 5,172,226,649 The substantial increase in shares is attributable to the decline in the Company’s common stock value from $.0073 per share on June 30, 2011 to $.0017 per share on  December 3, 2013. This decline was attributable, in large part, to a “chill” imposed on the Company’s common stock by the  Depository Trust Company  from June 17, 2011 until September 16, 2013. The DTC Chill eliminated electronic trading of  the  Company’s common  stock and required certificates to be delivered in connection with all purchases and sales of the  Company’s common stock. The Chill resulted in many brokers refusing to execute transactions for customers in the Company’s common stock and accept deposit  of newly issued shares of such stock. This made financing very expensive for the Company wherein it had to offer significant discounts from the  market price of such stock in order to raise money during such period. This had the effect of further increasing the supply of shares in the market dramatically causing a significant  erosion of the stock price. The Company will continue to require substantial funds to be raised in the capital markets until it has achieved profitable operations. The Company is unable to predict when its operations may become profitable and therefore finds it necessary to increase its authorized shares in order to continue to finance for operations. The need for the substantial increase in authorized shares for the Company is especially critical at this time given the continuing volatility of the Company’s stock price and global uncertainty in the capital markets.

mPHASE TECHNOLOGIES, INC.
CONSOLIDATED STATEMENT OF CHANGES IN
ELEMENTS OF EQUITY CAPITAL
From JUNE 30, 2011 Through June 30 2013
and from June 30 2013 to December 3, 2013 (Unaudited)

Consolidated Statement of Changes in Stockholders' Equity (Deficit) (USD $)	Common Stock	Treasury Stock	Additional Paid in Capital	Deferred Compensation, Share-based Payments	Accumulated Deficit	Total
Ending Balance at Jun. 30, 2011	1,628,502	(7,973)	187,431,652		(194,643,955)	(5,591,774)
Ending Balance (Shares) at Jun. 30, 2011 (Scenario, Previously Reported	1,628,502,264
Ending Balance (Shares) at Jun. 30, 2011	1,628,502,264
Issuance of common stock for services	1,035,000		5,485,500			6,520,500
Issuance of common stock for services (Shares)	1,035,000,000					6,520,500
Amortization of deferred stock compensation				141,543		141,543
Conversions of Convertible Debentures plus accrued interest	716,962		1,097,406			1,814,368
Conversions of Convertible Debentures plus accrued interest (Shares)	716,962,140
Deferred stock compensation			339,700	(339,700)
Beneficial Conversion feature of Notes Payable, including $2,320 on Officers Notes Payable			2,320			2,320
Issuance of Common Stock to accredited investors in private placement, net of $13,000 fees	170,000		(43,000)			127,000
Issuance of Common Stock to accredited investors in private placement, net of $13,000 fees (Shares)	170,000,000
Common Stock issued to cover Commitment and Transaction Fees of Equity Line of Credit	26,000		98,800			124,800
Common Stock issued to cover Commitment and Transaction Fees of Equity Line of Credit (Shares)	26,000,000
Common Stock issued to cover the exercise of Put advances under Equity Line of Credit, net of $13,500 transaction fees	89,587		55,841			145,428
Common Stock issued to cover the exercise of Put advances under Equity Line of Credit, net of $13,500 transaction fees (Shares)	89,587,447
Net Income (Loss)					(8,786,952)	(8,786,952)
Ending Balance at Jun. 30, 2012	3,666,051	(7,973)	194,468,219	(198,157)	(203,430,907)	(5,502,767)
Ending Balance (Shares) at Jun. 30, 2012	3,666,051,851
Amortization of deferred stock compensation				169,852		169,852
Common Stock issued to cover the exercise of Put advances under Equity Line of Credit, net of $8,920 transaction fees	42,412		37,641			80,053
Common Stock issued to cover the exercise of Put advances under Equity Line of Credit, net of $8,920 transaction fees (Shares).	42,412,553
Conversions of Convertible Debentures plus accrued interest	40,451		(1,451)			39,000
Conversions of Convertible Debentures plus accrued interest (Shares)	40,451,179
Beneficial Conversion feature of Notes Payable, including $2,320 on Officers Notes Payable
Common Stock issued to cover Commitment and Transaction Fees of Equity Line of Credit
Issuance of Common Stock to accredited investors in private placements, net of $28,500 fees and $92,000 of reparation expense	1,322,250		(743,250)			579,000
Issuance of Common Stock to accredited investors in private placements, net of $28,500 fees and $92,000 of reparation expense (Shares)	1,322,250,000
Net Income (Loss)					(260,634)	(260,634)
Ending Balance at Jun. 30, 2013	$5,071,164	$(7,973)	$193,761,159	$(28,305)	$(203,691,541)	$(4,895,496)
Ending Balance (Shares) at Jun. 30, 2013	5,071,165,583

Consolidated Statement of Changes in Stockholders' Equity (Deficit) (USD $)	Common Stock	Treasury Stock	Additional Paid in Capital	Deferred Compensation, Share-based Payments	Accumulated Deficit	Total
Beginning Balance at Jun. 30, 2013	$5,071,164	$(7,973)	$193,761,159	$(28,305)	$(203,691,541)	$(4,895,496)
Beginning Balance (Shares) at Jun. 30, 2013	5,071,165,583
Issuance of Common Stock to accredited investors in private placements, net of $0 fees	215,000		(129,000)			86,000
Issuance of Common Stock to accredited investors in private placements, net of $0 fees (Shares)	215,000,000
Issuance of common stock for services	58,800		(5,880)			52,920
Issuance of common stock for services (Shares)	58,800,000
Conversions of Convertible Debentures plus accrued interest	141,761		(45,735)			96,026
Conversions of Convertible Debentures plus accrued interest (Shares)	141,761,066
Amortization of deferred stock compensation				28,305		28,305
Net Income (Loss)					(1,073,195)	(1,073,195)
Ending Balance at Sep. 30, 2013	$5,486,725	$(7,973)	$193,580,544	$0	$(204,764,736)	$(5,705,440)
Ending Balance (Shares) at Sep. 30, 2013	5,486,726,649

mPHASE TECHNOLOGIES, INC.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CHANGES IN
ELEMENTS OF SHAREHOLDERS' EQUITY
FOR THE PERIOD FROM OCTOBER 1, 2013 TO DECEMBER 3, 2013
(Unaudited)

	Common	Stock	Treasury	Additional Paid in
	Shares	$.001 Par Value	Stock	Capital
Balance September 30, 2013	5,486,726,649	5,486,725	(7,973)	193,580,544

Shares Of Common Stock to Treasury for redistribution	(885,000,000)	(885,000)		885,000
Issuance of Common Stock to accredited investors in private placements, net of $9,500 fees	572,500,000	572,500		(572,500)

Balances at December 3, 2013	5,174,226,649	5,174,225	(7,973)	193,008,044

The Company also currently plans to reserve not more than three billion shares of the additional authorized common stock for issuance in connection with benefit, option or stock ownership plans or employment agreements, as the case may be. In particular, substantial awards may be made in connection herewith to the Company’s key executives, Messrs. Durando, Dotoli and Smiley. At this time, no determination has been made that any such awards will be made or the terms or quantities thereof. The determination to make any awards will be subject to the discretion of the Company’s Board of Directors which will consider such factors as the performance of the executives, the Company and relevant market and economic conditions.

The Board of Directors believes that an increase in authorized common stock would provide the Company with increased flexibility to issue and/or sell common stock from time to time at the discretion of the Board of Directors, and without further authorization by the shareholders, for one or more of the following business purposes: (i) in public or private offerings as a means of obtaining additional capital for the Company’s business; (ii) as part or all of the consideration required to be paid for the acquisition of ongoing businesses or other assets; (iii) to satisfy any current or future financial obligations of the Company; (iv) in connection with the exercise of options, warrants or rights, or the conversion of convertible securities that may be issued by the Company; or (v) pursuant to any benefit, option or stock ownership plan or employment agreement.

The Company plans to issue a total of 7,734,753,163 shares of common stock during the next two years to raise additional funds. Based upon the current stock price of $.0017 per share this would provide $13,120,457of additional gross proceeds to the Company. The Company plans to use such funds to continue operations of the Company and to enable the Company to market and sell its automotive jump starter product and continue research and development of its SmartNano Battery. The Company plans to use a combination of equity private placements,  its equity  line of credit  and the issuance of convertible debt securities. In addition the Company may need to reserve a portion of shares in order to establish a new class of convertible preferred stock that could be used to raise a large block of additional capital.. Since the Company uses its stock as its main source of currency to sustain operations and fund further product development and commercialization, management believes that the additional number of authorized shares will enable it to continue development of the Company into an enterprise with revenue in the future.

The proposed increase in the number of authorized shares of common stock will not change the number of shares of common stock outstanding or the rights of the holders of such stock. The Company will be required to issue new shares of common stock upon the exercise of options, warrants, convertible securities, both currently outstanding as well as issuable in the future on such terms as may be determined from time to time based on, among other factors, market conditions and the needs of the Company. The Company does anticipate that it will need to raise additional equity capital in the near future through the issuance of common stock or securities convertible into common stock or that otherwise grant the holder the right to purchase common stock. The records of the Company’s transfer agent indicated that as of November 1, 2013 the Company had 5,768,726,649 shares of common stock outstanding. As of December 3, 2013 the Company had 5,174,226,649 shares of common stock outstanding as a result of the cancellation of shares of common stock held by Messrs. Durando, Dotoli and Smiley as described on page 14.

As of  December 3, 2013 the Company’s outstanding convertible debt instruments were immediately convertible into 1,347,948,157 shares of common stock at a price discounted from the market price of $.0017 per share for $1,276,500 of funding already received by the Company.  The shares that would be issued under the convertible debt would increase in cases where the price of the Company’s common stock decreased. The Company may experience requests for conversions exceeding the total shares it has available over the life of the convertible debt agreements should its stock price decrease; in such case the Company believes it would not have a greater liability than that recorded on its Financial Statements, as amended, for convertible notes payable and the corresponding derivative liability. The Company also has outstanding officer notes for amounts owed that have limited conversion features effective  through April of 2014 that could be convertible into approximately 343,072,031 shares of common stock provided that such shares are available at the time of conversion.

Potential Shares Issuable under Convertible Debt and Debenture Agreements Outstanding with the Company as of December 3, 2013, Based upon the Actual (and 20% Changes in the) Market Price of the Company's Stock

Dollar Amounts of Funding Currently Convertible		Shares Issuable	Shares Issuable under Present Agreements at the Following Prices:
& Convertible during Remainder of the Agreements		under Convertible
Outstanding as of December 3, 2013		Agreements as of	Price Decline	Actual Price	Price Increase
(including Discounts & Interest Payable)		December 3, 2013	Illustration-20%	December 3, 2013	Illustration-20%
			$0.00136	$0.0017	$0.00204
Amount Convertible for Funding Received through December 3, 2013	$2,291,512	Shares Issuable for Amounts Funded as of December 3, 2013
Convertible upon Funding during Remainder of the Outstanding Agreements; (1)	$-	Shares Issuable for Amounts to be Funded during Remainder of the Agreements; (1)	1,684,935,197	1,347,948,157	1,123,290,131
Total Amount Convertible under Outstanding Convertible Agreements if Funded in Full; (1)	$2,291,512	Total Shares Issuable under Outstanding Convertible Agreements if Funded in Full; (1)	1,684,935,197	1,347,948,157	1,123,290,131

CONVERTIBLE SECURITIES OUTSTANDING BETWEEN June 30, 2011 and December 3, 2013

Long Term Convertible Debentures / Notes Receivable / Debt Discount

The Company had 12 separate convertible debt arrangements with independent investors that were in effect at various times during the two fiscal years ended June 30, 2013, 3 of which were still active as of December 3, 2013.

During the fiscal year ended June 30, 2012, $1,814,368 of debt was converted into 716,962,140 shares of common stock by holders of Convertible Securities.

During the fiscal year ended June 30, 2013, $ 39,000 of debt including $1,500 accrued interest thereon was converted into 40,451,179 shares of common stock by holders of Convertible Securities.

During the period from June 30, 2013 through December 3, 2013 $96,026 of debt including accrued  interest thereon was converted into 141,761,066 shares of common stock by holders of Convertible Securities.

These transactions are intended to provide liquidity and capital to the Company and are summarized below.

Arrangement #1 (JMJ Financial, Inc.)

1a.) On November 17, 2009, the Company received a total of $186,000 of proceeds in connection with a new financing agreement with JMJ Financial. This transaction consisted of the following: 1) a convertible note in the amount of $1,200,000 plus a one-time interest factor of 12% ($144,000) and a maturity date of September 23, 2012 and (2) a secured promissory note in the amount of $1,100,000 plus a one-time interest rate factor of 13.2% ($144,000 each) and a maturity date of September 23, 2012 due from the holder of the convertible note. Conversion of outstanding principal into shares of common stock is at the option of the holder. The number of shares into which this note can be converted is equal to the dollar amount of the note divided by 75% of the lowest trade price during the 20 day trading period prior to conversion. To date the Company has received a total of $639,500 in cash and has issued 322,187,500 shares of common stock to the holder upon conversions of $325,440 of principle and $994,766 of conversion fees. The remaining $604,600 of cash which was to be received from the holder plus accrued and unpaid interest was to be convertible into shares of common stock at the option of the holder. Advances under this agreement ceased in April 2011.

Based upon the price of the Company’s common stock on June 30, 2011 of $.0073 per share the holder could convert the remaining principal amount plus interest of this convertible note into approximately 222,142,857 shares of common stock at the full contract value; of which the derivative liability associated with this arrangement is calculated.

At June 1, this note was combined with arrangement #1 JMJ Financial, Inc. During the year ended June 30, 2011 the holder converted $33,750 of principal into 10,000,000 shares of common stock and amortization of debt discount amounted to $412,332, reducing the debt discount balance to $100,000. During the year ended June 30, 2012, the Company reduced the note payable and debt discount by $42,000 in proportion with the amount funded to the total original funding commitment and amortization of debt discount amounted to $27,067 reducing the balance to $30,933. Also during the year ended June 30, 2012, the Company had incurred $994,766 of conversion fees which together with $291,690 of principle was converted into 322,187,500 shares of common stock.

 At June 30, 2012 this convertible note had $372,060 outstanding which was combined with arrangement #1 JMJ Financial, Inc.

1b.)   On December 15, 2009 the Company entered into a new financing agreement with JMJ Financial that consists of the following:  a convertible note issued by the Company in the amount of $1,500,000 plus a one-time interest factor of 12% ($180,000) and a maturity date of December15, 2012 and (2) a secured promissory note in the amount of $1,400,000 plus a one-time interest rate factor of 13.2% ($180,000 ) and a maturity date of December 15, 2012 due from the holder of the convertible note. To date the Company has received a total of $300,000 cash and has issued no shares of common stock to the holder upon conversions. The remaining $1,280,000 of cash to be received from the holder plus accrued and unpaid interest is convertible into shares of common stock at the option of the holder. Advances under this agreement ceased in April 2011.

The number of shares into which this convertible note can be converted is equal under substantially same terms as 1a. Based upon the price of the Company’s common stock on June 30, 2011 of $.0073 per share the holder could convert the remaining principal amount plus interest of this convertible note into approximately 285,714,286 shares of common stock.

The Company and the holder are presently negotiating potential amendments to this agreement, and funding and conversions have not occurred since April, 2011. For accounting purposes the note receivable has been fully reserved, and the liability is recorded, when netted against the debt discount and cumulative conversions, at the amount funded. Based upon the price of the Company’s common stock on June 30, 2011, the net liability of this note is convertible into approximately 38,095,238 shares of common stock. At the commitment date, the derivative value of the embedded conversion feature of such security was $542,714 and the debt discount was valued at $642,714. As of June 30, 2011, this value was calculated to be $607,994. During the year ended June 30, 2011, amortization of debt discount amounted to $418,552, reducing the balance to $100,000. During the fiscal year ended June 30, 2012, the Company reduced the note payable and debt discount by $79,000 in proportion with the amount funded to the total original funding commitment and amortization of debt discount amounted to $8,573 reducing the balance to $12,427.

 As of June 30, 2012, this convertible note had $321,000 outstanding which was combined with arrangement #1 JMJ Financial, Inc.

1c.) On April 5, 2010, the Company entered into a new financing agreement with JMJ Financial that consists of the following: 1) a convertible note issued by the Company in the principal amount of $1,200,000 plus a one-time interest factor of 12% ($144,000) and a maturity date of December 15, 2012, and (2) a secured promissory note from the holder of the convertible note in the amount of $1,100,000 plus a one-time interest rate factor of 13.2% ($144,000 each) and a maturity date of December 15, 2012. To date the Company has received a total of $100,000 cash and has issued no shares of common stock to the holder upon conversions. The remaining $1,144,000 of cash to be received from the holder plus accrued and unpaid interest is convertible into shares of common stock at the option of the holder. Advances under this agreement ceased in April 2011.

The number of shares into which this convertible note can be converted is equal under substantially same terms as 1a. Based upon the price of the Company’s common stock on June 30, 2011 of $.0073 per share the holder could convert the remaining principal amount plus interest of this convertible note into approximately 228,571,429 shares of common stock.

For accounting purposes the note receivable has been fully reserved, and the liability is recorded, when netted against the debt discount and cumulative conversions, at the amount funded. Based upon the price of the Company’s common stock on June 30, 2011, the net liability of this note is convertible into approximately 19,047,619 shares of common stock. At the commitment date, the derivative value of the embedded conversion feature of such security was $421,891 and the debt discount was valued at $521,891. As of June 30, 2011, this value was calculated to be $486,795. During the year ended June 30, 2011, amortization of debt discount amounted to $378,761, reducing the balance to $ 100,000.

During the fiscal year ended June 30, 2012, the Company reduced the note payable and debt discount by $91,000 in proportion with the amount funded to the total original funding commitment and amortization of debt discount amounted to $3,674 reducing the balance to $5,326. As of June 30, 2012, this convertible note has $109,000 outstanding, which when combined with arrangements 1a.)  and 1b.)  totaled $802,060, which the Company entered into an amended agreement on June 1, 2012 whereby the Company agreed to make payments of principle and interest of $37,018 per month commencing October 1, 2012 through September 1, 2014 at 8% interest and so long as the payments are not in default then no conversions into the Company’s common stock would be available to the holder.

As of June 30, 2012 and June 30, 2013, the combined arrangements with JMJ in this note would be convertible into 200,515,000 and 219,050,990 at the conversion floor price of $.004; and only so if the Company does not make the scheduled payments pursuant to the June 1, 2012 amended agreement.

The Company has not made any payments of the $37,018 installment payments commencing October 1, and the holder has continued to accrue interest on the outstanding balance.

As of September 30, 2013 and December 3, 2013, the combined arrangements with JMJ in this note would be convertible into 203,100,550 and 226,655,865 respectively at the conversion floor price of $.004; and only so if the Company receives a demand from the note-holder which could cause the company to incur conversion charges; the company estimates it can settle this combined amended note together with accrued interest at the December 3, 2013 price of the Company’s common stock of $.0017, without incurring incremental conversion charges, into approximately 711,077,224 shares of common stock.

Arrangement #2 (John Fife dba St. George Investors)

On September 13, 2011, the Company issued a second Convertible Note to John Fife founder and president of St. George Investments, in a Private Placement pursuant to Section 4(2) of the Securities Act of 1933. The initial principal amount of the first funded tranche of the Convertible Note was $357,500 and the Company received cash proceeds of $300,000.

A second tranche of the Convertible Note in the amount of $200,000 cash is funded upon the filing by the Company of a Registration Statement on Form S-1 with the Securities and Exchange Commission providing for the registration of 185,400,000 shares of common stock that may be converted into from time to time by the holder of the Convertible Note.

The instrument is convertible into the Company’s common stock at 75% of the volume weight average price of the stock based upon the average of the three lowest trading days in the 20 day trading period immediately preceding such conversion. Absent an effective Registration Statement, the holder of the Convertible Note may not sell any common stock prior to 6 months from the date of funding of each of the respective tranches of such instrument under Rule 144 of the Securities Act of 1933.

All proceeds received in connection with the above financing have been used by the Company as working capital.

At the time of the transaction, the embedded conversion feature of this security and the warrant was calculated to be $137,481 and the loan discount totaled $194,981 for the initial tranche and the embedded conversion feature of this security and the warrant for a second tranche of the Convertible Note was calculated to be $46,379. On June 30, 2012, given the changes in the Company’s stock price during the 20 day look-back period for June 30, 2012 and conversions during the period this estimated liability had increased from $183,860 to $771,079, an increase this period of $587,219, creating a non-cash charge to earnings for the twelve months ended June 30, 2012 of that amount.

During the twelve month period ended June 30, 2012 amortization of debt discount amounted to $185,456 reducing the combined balance to $55,903. On June 30, 2013, given the changes in the Company’s stock price during the 20 day look-back period for June 30, 2013, this estimated liability had decreased to $138,696, a decrease this period of $689,007, creating a non-cash credit to earnings for the year ended June 30, 2013 of that amount. During the year ended June 30, 2013, amortization of debt discount amounted to $55,903, reducing the combined balance to $0.

The company entered into an amended agreement on June 1, 2012, when principle of $557,500 accrued interest of $66,338 and $95,611 of contractual charges totaled $719,449; with this note holder whereby the Company agreed to make payments of principle and interest of $33,238 per month commencing October 1, 2012 through September 1, 2014 at 8% interest and so long as the payments are not in default then no conversions into the Company’s common stock would be available to the holder. As of September 30, 2012 this note would be convertible into 789,645,351 shares of common stock at the original terms. The Company has not made any payments of the $33,238 installment payments commencing October 1, and the holder has continued to accrue interest on the outstanding balance (see note 4). On November 20, 2012, mPhase Technologies, Inc. (the “Company”) formally received an Event of Default and Redemption Notice dated November 16, 2012 with respect to an 8% Convertible Note dated September 13, 2011 issued by the Company to St. George Investments LLC and assigned to John Fife. The notice included alleged defaults with respect to payments owed by the Company under the Convertible Note and the failure to convert the Note into shares of the Company’s common stock. The alleged amount owed according to the notice is approximately $902,279. The Company believes it has affirmative defenses to the actions of the holder of the Convertible Note as well as counterclaims against the Holder. As of June 30, 2013 and September 30, 2013, this note would be convertible into 700,806,707 and 1,224,139,360 shares of common stock at the original terms. As of December 3, 2013, this note would be convertible into approximately $98,574,816 shares of common stock at the original terms.

Arrangement #3

On July 2, 2013, the Company issued to Asher Enterprises, Inc. a Convertible Note in a Private Placement pursuant to Section 4(2) of the Securities Act of 1933 and received $37,500 in gross proceeds, net of $2,500 closing fees. The instrument is in the principal amount of $37,500 and matures on March 28, 2014. Interest only is payable at the rate of 8% per annum by the Company to the holder until maturity. The instrument is convertible into the Company’s common stock at 60% of the volume weight average price of the stock based upon the average of the three lowest trading days in the 10 day trading period immediately preceding such conversion. All proceeds received in connection with the above financing have been used by the Company as working capital.

At the time of the transaction, the embedded conversion feature of this security and the warrant was calculated to be $28,216 and the loan discount totaled $30,626. On September 30, 2013, given the changes in the Company’s stock price during the 10 day look-back period for this estimated liability had increased to $36,212, an increase this period of $8,086 creating a non-cash charge to earnings of that amount. During the three months ended September 30, 2013, amortization of debt discount amounted to $30,626 reducing the balance to $0.  Based upon the price of the Company’s common stock on September 30, 2013, this Note is convertible into approximately 57,688,070 shares of common stock. As of December 3, 2013, this note would be convertible into approximately 38,296118 shares of common stock at the original terms.

Private Placements

During fiscal year ended June 30, 2011, the Company issued 67,500,000 shares of common stock in private placements raising $265,500 on net proceeds. The aggregates fees for such placements were $29,500.

During fiscal year ended June 30, 2012, the Company issued 170,000,000 shares of common stock in private placements raising $127,000 of net proceeds. The aggregate fees for such placements were $13,000.

During fiscal year ended June 30, 2013, the Company issued 1,322,250,000 shares of common stock in private placements raising $579,000, that included $92,000 of reparations. The aggregate fees for such placements were $28,500.

During the three months ended September 30, 2013, the Company issued 215,000,000 shares of its common stock in private placements raising gross proceeds of $86,000 and paying a finder’s fee in the amount of $0.

During the period from October 1, 2013 to December 3, 2013, the Company issued 572,500,000 shares of common stock in private placements raising $219,500 of net proceeds. The aggregate fees of such placements were $9,500.

The proceeds were used by the Company as working capital.

Reparation Shares

Reparation shares of common stock are shares issued to a shareholder of the Company that has made a prior investment in  order to induce such shareholder to make an additional  investment  in  the  Company.

During fiscal year ended June 30, 2013, the Company issued $92,000 of reparation shares to one accredited investor. During fiscal years ended June 30, 2012 and June 30, 2011, the Company issued no reparation shares. During the period from July 1, 2013 through December 3, 2013 the Company issued no reparation shares.

Estimated Allocation of 18 Billion Shares of Common Stock
Fully Diluted	Officer	Existing	Equity Line	Available for	Available for
Outstanding Shares	Convertible	Convertible	of Credit	Equity Compensation	Future Equity financings
of Common Stock,	Notes on	Debt Arrangements
Warrants and	December 3,	based on
Options as of	2013	price of
December 3, 2013		common
stock on December 3,
2013

5,074,226,649 shares	343,072,031 Shares	1,347,948,157 shares	280,624,352 shares	3,500,000,000 shares	7,454,128,811 shares

Any issuance of additional shares of common stock could reduce the current shareholders' proportionate interests in the Company, depending on the number of shares issued and the purpose, terms and conditions of the issuance. Moreover, the issuance of additional shares of common stock could discourage attempts to acquire control of the Company by tender offer or other means. In such a case, shareholders might be deprived of benefits that could result from such an attempt, such as realization of a premium over the market price of their shares in a tender offer or the temporary increase in market price that could result from such an attempt. Also, the issuance of stock to persons supportive of the Board of Directors could make it more difficult to remove incumbent management and directors from office. Although the Board of Directors intends to issue common stock only when it considers such issuance to be in the best interest of the Company, the issuance of additional shares of common stock may have, among others, a dilutive effect on earnings per share of common stock and on the equity and voting rights of holders of shares of common stock. The Board of Directors believes, however, that the benefits of providing the flexibility to issue shares without delay for any business purpose outweigh any such possible disadvantages.

Ownership of shares of common stock entitles each shareholder to one vote per share of common stock. Holders of shares of common stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current shareholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership. Shareholders wishing to maintain their interest, however, may be able to do so through normal market purchases.

The increase in the authorized common stock will be implemented by effecting an amendment to the Company’s Amended Certificate of Incorporation, replacing the current Article 4 with a new Article 4 that states as follows:

“The aggregate number of shares of common stock which the Corporation shall have authority to issue is18,000,000,000 shares, par value $.001 per share.”

Assuming the increase in authorized common stock is approved by the shareholders at the Annual Meeting, an amendment to the Company’s Amended Certificate of Incorporation will be filed with the Secretary of State of the State of New Jersey, and the increase in authorized common stock will become effective as of 5:00 p.m. Eastern Time on the date of such filing. The Company expects that such filing will take place on or shortly after the date the Annual Meeting is held. The increase in authorized common stock may be abandoned by the Board of Directors at any time before or after the Special Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE AMENDED CERTIFICATE OF INCORPORATION, THEREBY INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 6,000,000,000 SHARES TO 18,000,000,000 SHARES, AS SET FORTH ABOVE. THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AT THE MEETING IN PERSON OR BY PROXY IS REQUIRED TO APPROVE THE AMENDMENT TO THE AMENDED CERTIFICATE OF INCORPORATION. SHARES OF COMMON STOCK REPRESENTED AT THE MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” APPROVAL OF THE PROPOSAL.

Information Regarding Directors and Executive Officers

The Company is furnishing the following information for this Annual Meeting of Shareholders for the fiscal year ended June 30, 2013. Such information is being provided to shareholders to enable shareholders to evaluate management’s direct interest in the Company and compensation in common stock, which information shareholders may find relevant in determining whether to vote for an increase in the Company’s authorized shares of common stock from 6 billion to 18 billion shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 3, 2013 certain information regarding the beneficial ownership of our shares:

1	by each person who is known by us to be the beneficial owner of more than five percent (5%) of our outstanding common stock;

2	each of our directors;

3	by each executive officer named in the Summary Compensation Table; and

4	by all of our directors and executive officers as a group.

AFFILIATES (1 & 2)	Shares	Warrants/ conversion rights	Options	TOTAL	%

Victor Lawrence	10,100,000	-	-	10,100,000	0.20%
Anthony Guerino	-	-	-	0	0.00%
Abraham Biderman	45,226,890	-	-	45,226,890	0.87%
Gustave Dotoli (3)	23,107,805	103,710,948	-	126,818,753	2.40%
Ron Durando (3)(6)	157,241,922	149,101,495	-	306,343,417	5.75%
Ned Ergul	2,850,000	-	-	2,850,000	0.06%
Martin Smiley (3)	18,760,629	90,259,588	-	109,020,217	2.07%
Microphase Corporation(4) (5)	42,726,686	-	-	42,726,686	0.83%

Total Affiliates	300,013,932	343,072,031	-	643,085,963	12.18%

(1) Unless otherwise indicated, the address of each beneficial owner is 587 Connecticut Avenue, Norwalk, Connecticut 06854–1711.

(2) Unless otherwise indicated, mPhase believes that all persons named in the table have sole voting and investment power with respect to all shares of the Company beneficially owned by them. The percentage for each beneficial owner listed above is based on 5,174,226,649 shares outstanding on December 3, 2013, and, with respect to each person holding options or warrants to purchase shares that are exercisable within 60 days after December 3, 2013, the number of options and warrants are deemed to be outstanding and beneficially owned by the person for the purpose of computing such person's percentage ownership, but are not deemed to be outstanding for the purpose of computing the percentage ownership p of any other person.

(3) Includes as warrants 149,101,495 shares, 103,710,948 shares and 90,259,588 shares issuable for  loans plus accrued interest, if converted, for Messrs. Durando, Dotoli and Smiley respectively. Such conversions are subject to availability of authorized shares. On April 27, 2009, and amended as of August 25, 2011; the board of directors consolidated all amounts outstanding for all obligations to the officers, including unpaid compensation, and authorized the issuance of new notes with a term of five years, an interest rate of 12% and a conversion feature at a price of $.0040 on amounts outstanding plus accrued interest thereon. During the fiscal years ended June 30, 2009 , June 30, 2010 and in the three months ended September 30, 2011, the Company recorded $914,060 , $82,609 and $2,360, respectively, of beneficial interest expense with respect to the conversion feature.

(4) Messrs. Ergul and Durando and certain members of their families may be deemed to exercise shared majority voting and dispositive power for Microphase Corporation through their indirect ownership interests in Microphase Holding Company, LLC which owns approximately 70.0% of Microphase common stock. The holding company is owned 43.9% by the Ergul Family Limited Partnership, which is wholly owned by Mr. Ergul,  and his family, and 50% by Edson Realty Inc. which is 83% owned by Mr. Durando, 12% by Mr. Ergul and 5% by three unrelated shareholders. Mr. Durando owns an additional 1.0% of Microphase common stock.

(5) Includes 26,666,667 shares issued in June 2009 in connection with which the Company, during the quarter ended September 30, 2009, recorded $586,667 in beneficial interest expense in respect of the conversion of $200,000 of accounts payable.

(6) Includes 100,000 shares owned by Karen Durando, his wife. Does not include 42,726,666 shares owned by Microphase Corporation.

EXECUTIVE COMPENSATION

Our executive officers, directors and other significant employees and their ages and positions as of June 30, 2013 are as follows:

Name of Individual	Age	Position with the Company and Subsidiaries
Ronald A. Durando	56	Chief Executive Officer, Chairman of the Board
Gustave T. Dotoli (2)	78	Chief Operating Officer, Director
Victor Lawrence (1)(2)	64	Director
Anthony Guerino	65	Director
Abraham Biderman (1)(2)	66	Director
Martin Smiley	66	Executive Vice President, Chief Financial Officer, General Counsel, Director

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

The following table sets forth, for the fiscal year ended June 30, 2013 and the three previous fiscal years, the compensation earned by mPhase's chief executive officer and the other executive officers whose compensation was greater than $100,000 for services rendered in all capacities to the Company.

Total compensation and payables to related parties and to officers is summarized below:

Summary of compensation to related parties for the Twelve Months Ended June 30, 2013

	Durando	Dotoli	Smiley	Biderman	Microphase	Total
Consulting / Salary	$61,667	$61,667	$61,667			$185,001
Interest	$65,940	$46,138	$38,406			$150,484
Rent					$5,290	$5,290
G&A					$7,666	$7,666
R&D						$0
Finder’s Fees				$28,500		$28,500
Total compensation for the Twelve Months Ended June 30, 2013	$127,607	$107,805	$100,073	$28,500	$12,956	$376,941

Summary of compensation to related parties for the Twelve Months Ended June 30, 2012

	Durando	Dotoli	Smiley	Biderman	Microphase	Total
Consulting / Salary	$110,000	$107,333	$106,667			$324,000
Interest	$54,681	$36,103	$26,744			$117,528
Rent					$43,560	$43,560
G&A					$7,225	$7,225
R&D						$0
Finder’s Fees				$18,000		$18,000
Stock based compensation (shares issued)*	$2,488,5(0	$1,858,500	$1,858,500	$252,000	$63,000	$6,520,500
Stock based compensation (options issued)*	$173,316	$103,990	$62,394			$339,700
Total compensation for the Twelve Months Ended June 30, 2012	$2,826,497	$2,105,926	$2,054,305	$270,000	$113,785	$7,370,513

	Total Notes
Summary of payables to related parties as of June 30, 2013

	Durando	Dotoli	Smiley	Payable	Biderman	Microphase	Total
Notes payable	$449,523	$322,963	$276,426	$1,048,912			$1,048,912
Accrued Wages Officers	$95,667	$95,667	$75,417	$266,751			$266,751
Due to Officers/ Affiliates					$156,000	$56,084	$212,084
Interest Payable	$124,712	$84,883	$67,029	$276,624			$276,624

Total Payable to Officers/ Affiliates as of June 30, 2013	$669,902	$503,513	$418,872	$1,592,287	$156,000	$56,084	$1,804,371

	Total Notes
Summary of payables to related parties as of June 30, 2012

	Durando	Dotoli	Smiley	Payable	Biderman	Microphase	Total
Notes payable	$456,573	$333,663	$273,177	$1,063,413			$1,063,413
Accrued Wages Officers	$29,167	$29,167	$10,417	$68,751			$68,751
Due to Officers/Affiliates					$150,000	$53,128	$203,128
Interest Payable	$58,771	$38,745	$28,623	$126,139			$126,139

Total Payable to Officers/ Affiliates as of June 30, 2012	$544,511	$401,575	$312,217	$1,258,303	$150,000	$53,128	$1,461,431

During the period commencing July 1,2013 through December 3, 2013 the Company accrued for each of Messrs. Durando, Dotoli and Smiley salary of $80,000 per annum none of which has been paid by the Company to such persons owing to the overall financial condition of the Company. Messrs. Durando, Dotoli and Smiley have accrued and unpaid salaries totaling  approximately $109,000,$ 109,000 and 88,750 respective covering the period from April 1, 2012 through December 3, 2013

Compensation of Directors

During fiscal years ended June 30, 2013 and June 30, 2012, mPhase did not compensate any directors with cash stipends. During the fiscal year ended June 30, 2013 and June 30, 2012, directors did not receive any stock options or stock grants.

Option Exercises and Stock Vesting FYE June 30, 2013.

None

Option Exercises and Stock Vesting FYE June 30, 2012

None

As of December 3, 2013 Messrs.’, Durando, Dotoli and Smiley have 0 options to purchase common stock in the Company and own respectively 157,241,922, shares, 23,107,805 shares and 18,760,629shares of common stock in the Company. In addition such persons have loans or unpaid compensation convertible into common stock of the Company at $.004 per share in the respective amounts of $596,406,$414,844 and $361,038 convertible into 149,101,495, 103,710,948 shares of common stock respectively.

The following represents a history of equity awards to Messrs. Durando, Dotoli and Smiley:

OUTSTANDING EQUITY AWARDS at FISCAL YEAR END JUNE 30, 2013

	Number of	Number of	Equity			Number of
	Securities	Securities	Incentive			shares of
	underlying	underlying	Plan			stock that	Market
	Unexercised	Unexercised	awards	Option	Option	has not	Value of
	Options	Options	Number of	Exercise	Expiration	been	Shares not	Equity
	(Exercisable)	(Unexercisable)	Securities	Price	Date	vested	vested	Incentive

Ronald Durando	50,000,000			$.004	9/16/2013
President CEO

Gustave Dotoli	30,000,000			$.004	9/16/2013
COO

Martin Smiley	18,000,000			$.004	9/16/2013
Executive VP
CFO Chief Legal Council

OUTSTANDING EQUITY AWARDS at FISCAL YEAR END JUNE 30, 2012

	Number of	Number of	Equity			Number of
	Securities	Securities	Incentive			shares of
	underlying	underlying	Plan			stock that	Market
	Unexercised	Unexercised	awards	Option	Option	has not	Value of
	Options	Options	Number of	Exercise	Expiration	been	Shares not	Equity
	(Exercisable)	(Unexercisable)	Securities	Price	Date	vested	vested	Incentive

Ronald Durando	50,000,000			$.004	9/16/2013
President CEO

Gustave Dotoli	30,000,000			$.004	9/16/2013
COO

Martin Smiley	18,000,000			$.004	9/16/2013
Executive VP
CFO Chief Legal
Council

OUTSTANDING EQUITY AWARDS at FISCAL YEAR END JUNE 30, 2011

	Number of	Number of	Equity
	Securities	Securities	Incentive				Market
	Underlying	Underlying	Plan			Number of	Value of
	Unexercised	Unexercised	Awards	Option	Option	Shares	Shares
	Options	Options	Number of	Exercise	Expiration	Not	Not	Equity
	(Exercisable)	(Unexercisable)	Securities	Price	Date	Vested	Vested	Incentive

Ronald	550,000	0	0	$0.18	2/23/2011	0	0	0
Durando	3,450,000	0	0	$0.18	2/23/2011	0	0	0
President	475,000	0	0	$0.21	2/23/2011	0	0	0
CEO	3,525,000	0	0	$0.21	2/23/2011	0	0	0
	1,000,000	0	0	$0.21	3/28/2011	0	0	0
	750,000	0	0	$0.25	6/14/2011	0	0	0
	25,000	0	0	$0.25	6/14/2011	0	0	0
	1,400,000	0	0	$0.21	8/24/2011	0	0	0
	50,000,000	0	0	$0.05	9/16/2013	0	0	0

Gustave	550,000	0	0	$0.18	2/23/2011	0	0	0
Dotoli	1,250,000	0	0	$0.18	2/23/2011	0	0	0
COO	475,000	0	0	$0.21	2/23/2011	0	0	0
	1,325,000	0	0	$0.21	2/23/2011	0	0	0
	750,000	0	0	$0.21	3/28/2011	0	0	0
	500,000	0	0	$0.25	6/14/2011	0	0	0
	25,000	0	0	$0.25	6/14/2011	0	0	0
	900,000	0	0	$0.21	8/24/2011	0	0	0
	30,000,000	0	0	$0.05	9/16/2013	0	0	0

Martin	550,000	0	0	$0.18	2/23/2011	0	0	0
Smiley	475,000	0	0	$0.21	2/23/2011	0	0	0
Executive VP	25,000	0	0	$0.21	2/23/2011	0	0	0
CFO Chief	250,000	0	0	$0.25	6/14/2011	0	0	0
Legal	400,000	0	0	$0.21	6/24/2011	0	0	0
Counsel	18,000,000	0	0	$0.05	9/16/2013	0	0	0

OUTSTANDING EQUITY AWARDS at FISCAL YEAR END JUNE 30, 2010

	Number of	Number of	Equity			Number
	Securities	Securities	Incentive			of shares
	underlying	underlying	Plan			of stock	Market
	Unexercised	Unexercised	awards	Option	Option	that has	Value of
	Options	Options	Number of	Exercise	Expiration	not been	Shares not	Equity
	(Exercisable)	(Unexercisable)	Securities	Price	Date	vested	vested	Incentive

Ronald Durando	2,500,000	0	0	$0.35	12/31/2009	0	0	0
President CEO	550,000	0	0	$0.18	2/23/2011	0	0	0
	3,450,000	0	0	$0.18	2/23/2011	0	0	0
	475,000	0	0	$0.21	2/23/2011	0	0	0
	3,525,000	0	0	$0.21	2/23/2011	0	0	0
	1,000,000	0	0	$0.21	3/28/2011	0	0	0
	750,000	0	0	$0.25	6/14/2011	0	0	0
	25,000	0	0	$0.25	6/14/2011	0	0	0
	1,400,000	0	0	$0.21	8/24/2011	0	0	0
	50,000,000	0	0	$0.05	9/16/2013	0	0	0

Gustave Dotoli	1,000,000	0	0	$0.35	12/31/2009	0	0	0
COO	550,000	0	0	$0.18	2/23/2011	0	0	0
	1,250,000	0	0	$0.18	2/23/2011	0	0	0
	475,000	0	0	$0.21	2/23/2011	0	0	0
	1,325,000	0	0	$0.21	2/23/2011	0	0	0
	750,000	0	0	$0.21	3/28/2011	0	0	0
	500,000	0	0	$0.25	6/14/2011	0	0	0
	25,000	0	0	$0.25	6/14/2011	0	0	0
	900,000	0	0	$0.21	8/24/2011	0	0	0
	30,000,000	0	0	$0.05	9/16/2013	0	0	0

Martin Smiley	550,000	0	0	$0.18	2/23/2011	0	0	0
Executive VP	475,000	0	0	$0.21	2/23/2011	0	0	0
CFO Chief Legal	25,000	0	0	$0.21	2/23/2011	0	0	0
Council	250,000	0	0	$0.25	6/14/2011	0	0	0
	400,000	0	0	$0.21	6/24/2011	0	0	0
	18,000,000	0	0	$0.05	9/16/2013	0	0	0

OUTSTANDING EQUITY AWARDS at FISCAL YEAR END JUNE 30, 2009

	Number of	Number of	Equity
	Securities	Securities	Incentive				Market
	Underlying	Underlying	Plan			Number of	Value of
	Unexercised	Unexercised	Awards	Option	Option	Shares	Shares
	Options	Options	Number of	Exercise	Expiration	Not	Not	Equity
	(Exercisable)	(Unexercisable)	Securities	Price	Date	Vested	Vested	Incentive

Ronald	2,500,000	0	0	$0.35	12/31/2009	0	0	0
Durando	550,000	0	0	$0.18	2/23/2011	0	0	0
President	3,450,000	0	0	$0.18	2/23/2011	0	0	0
CEO	475,000	0	0	$0.21	2/23/2011	0	0	0
	3,525,000	0	0	$0.21	2/23/2011	0	0	0
	1,000,000	0	0	$0.21	3/28/2011	0	0	0
	750,000	0	0	$0.25	6/14/2011	0	0	0
	25,000	0	0	$0.25	6/14/2011	0	0	0
	1,400,000	0	0	$0.21	8/24/2011	0	0	0
	50,000,000	0	0	$0.05	9/16/2013	0	0	0

Gustave	1,000,000	0	0	$0.35	12/31/2009	0	0	0
Dotoli	550,000	0	0	$0.18	2/23/2011	0	0	0
COO	1,250,000	0	0	$0.18	2/23/2011	0	0	0
	475,000	0	0	$0.21	2/23/2011	0	0	0
	1,325,000	0	0	$0.21	2/23/2011	0	0	0
	750,000	0	0	$0.21	3/28/2011	0	0	0
	500,000	0	0	$0.25	6/14/2011	0	0	0
	25,000	0	0	$0.25	6/14/2011	0	0	0
	900,000	0	0	$0.21	8/24/2011	0	0	0
	30,000,000	0	0	$0.05	9/16/2013	0	0	0

Martin	550,000	0	0	$0.18	2/23/2011	0	0	0
Smiley	475,000	0	0	$0.21	2/23/2011	0	0	0
Executive VP	25,000	0	0	$0.21	2/23/2011	0	0	0
CFO Chief	250,000	0	0	$0.25	6/14/2011	0	0	0
Legal	400,000	0	0	$0.21	6/24/2011	0	0	0
Counsel	18,000,000	0	0	$0.05	9/16/2013	0	0	0

OUTSTANDING EQUITY AWARDS at FISCAL YEAR END JUNE 30, 2008

	Number of	Number of
	Securities	Securities	Incentive				Market
	Underlying	Underlying	Plan			Number of	Value of
	Unexercised	Unexercised	Awards	Option	Option	Shares	Shares
	Options	Options	Number of	Exercise	Expiration	Not	Not	Equity
	(Exercisable)	(Unexercisable)	Securities	Price	Date	Vested	Vested	Incentive

Ronald Durando	500,000	0	0	$0.45	6/19/2009	0	0	0
President CEO	1,000,000	0	0	$0.45	6/19/2009	0	0	0
	2,500,000	0	0	$0.35	12/31/2009	0	0	0
	550,000	0	0	$0.18	2/23/2011	0	0	0
	3,450,000	0	0	$0.18	2/23/2011	0	0	0
	475,000	0	0	$0.21	2/23/2011	0	0	0
	3,525,000	0	0	$0.21	2/23/2011	0	0	0
	1,000,000	0	0	$0.21	3/28/2011	0	0	0
	750,000	0	0	$0.25	6/14/2011	0	0	0
	25,000	0	0	$0.25	6/14/2011	0	0	0
	1,400,000	0	0	$0.21	8/24/2011	0	0	0

Gustave Dotoli	250,000	0	0	$0.45	6/19/2009	0	0	0
COO	500,000	0	0	$0.35	6/19/2009	0	0	0
	1,000,000	0	0	$0.35	12/31/2009	0	0	0
	550,000	0	0	$0.18	2/23/2011	0	0	0
	1,250,000	0	0	$0.18	2/23/2011	0	0	0
	475,000	0	0	$0.21	2/23/2011	0	0	0
	1,325,000	0	0	$0.21	2/23/2011	0	0	0
	750,000	0	0	$0.21	3/28/2011	0	0	0
	500,000	0	0	$0.25	6/14/2011	0	0	0
	25,000	0	0	$0.25	6/14/2011	0	0	0
	900,000	0	0	$0.21	8/24/2011	0	0	0

Martin Smiley	550,000	0	0	$0.18	2/23/2011	0	0	0
Executive VP	475,000	0	0	$0.21	2/23/2011	0	0	0
CFO	25,000	0	0	$0.21	2/23/2011	0	0	0
Chief Legal	250,000	0	0	$0.25	6/14/2011	0	0	0
Council	400,000	0	0	$0.21	6/24/2011	0	0	0

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are Messrs. Biderman, Dotoli and Lawrence. Neither Messrs. Biderman nor Lawrence has been an officer or employee of mPhase. None of the Company's directors or executive officers served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of such committee, the entire Board of Directors) of another entity during fiscal year 20011, 2012, or 2013 that has a director or executive officer serving also as a director on mPhase's Board of Directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

As indicated above, our Compensation Committee consists of Messrs. Dotoli, Biderman and Lawrence. The committee determines all compensation paid or awarded to our executive officers and approves our overall compensation policies.

The committee's goals are to attract and retain an executive management team that is capable of taking full advantage of our opportunities, and to provide incentives for outstanding performance. In arriving at an initial compensation offer to an individual, the committee considers determinants of the individual's market value, including experience, education, accomplishments and reputation, as well as the level of responsibility to be assumed, in relation to the market value of such qualifications and industry standards. When determining subsequent adjustments to an individual's compensation package, the committee also evaluates the importance to stockholders of that person's continued service. This is a judgment process, exercised by the committee with the advice of our management and a compensation consultant.

The executive officers' compensation structure consists of: (i) base salary, (ii) cash bonus and (iii) stock options.

Base Salary. Each individual's base salary is determined by the committee after considering a variety of factors that make up our market value and prospective value, including the knowledge, experience and accomplishments of the individual, the individual's level of responsibility, and the typical compensation levels for individuals with similar credentials. The committee may change the salary of an individual on the basis of its judgment for any reason, including our performance or the performance of the individual, changes in responsibility, and changes in the market for executives with similar credentials. Salaries for 2011, 2010, and 2012 were set based on the above factors and after review of industry comparable.

Cash Bonus. Bonuses are awarded for accomplishments during the past year. Bonuses are determined by the committee with advice from our management, based upon the committee's assessment of the individual's contributions during the year, compared to, but not limited to, a list of individualized goals previously approved by our management and the committee.

Stock Options . Stock options are prospective incentives, aimed at keeping and motivating key people by letting them share in the value they create for stockholders. They are awarded at times deemed appropriate by the committee in amounts calculated to secure the full attention and best efforts of executives on whose future performance our success will depend.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and to provide us with copies of such reports. mPhase has reviewed the report copies filed in 2010 and, based also on written representations from its directors and executive officers, the Company believes that there was compliance with Section 16(a) filing requirements for 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Material Related Party Transactions

The Company has material related party transactions. The Company incurs costs for engineering, design and production of prototypes and certain administrative functions from Microphase Corporation. Mr. Durando and Mr. Dotoli are officers of Microphase Corporation. Mr. Ergul and Mr. Durando collectively own a nearly 90% controlling interest of Microphase Corporation and each is a director of Microphase Corporation. Microphase Corporation is a significant shareholder of mPhase.

Management believes the amounts charged to the Company by Microphase are commensurate with amounts that would be incurred if outside parties were used. The Company believes Microphase has the ability to fulfill its obligations to the Company without further support from the Company.

Transactions with Officers, Directors and their Affiliates

Summary of compensation to related parties for the Twelve Months Ended June 30, 2013

	Durando	Dotoli	Smiley	Biderman	Microphase	Total
Consulting / Salary	$61,667	$61,667	$61,667			$185,001
Interest	$65,940	$46,138	$38,406			$150,484
Rent					$5,290	$5,290
G&A					$7,666	$7,666
R&D						$0
Finder’s Fees				$28,500		$28,500
Total compensation for the Twelve Months Ended June 30, 2013	$127,607	$107,805	$100,073	$28,500	$12,956	$376,941

Summary of payables to related parties as of June 30, 2013

	Durando	Dotoli	Smiley	Payable	Biderman	Microphase	Total
Notes payable	$449,523	$322,963	$276,426	$1,048,912			$1,048,912
Accrued Wages Officers	$95,667	$95,667	$75,417	$266,751			$266,751
Due to Officers/ Affiliates					$156,000	$56,084	$212,084
Interest Payable	$124,712	$84,883	$67,029	$276,624			$276,624

Total Payable to Officers/ Affiliates as of June 30, 2013	$669,902	$503,513	$418,872	$1,592,287	$156,000	$56,084	$1,804,371

Summary of compensation to related parties for the Twelve Months Ended June 30, 2012

	Durando	Dotoli	Smiley	Biderman	Microphase	Total
Consulting / Salary	$110,000	$107,333	$106,667			$324,000
Interest	$54,681	$36,103	$26,744			$117,528
Rent					$43,560	$43,560
G&A					$7,225	$7,225
R&D						$0
Finder’s Fees				$18,000		$18,000
Stock based compensation (shares issued)*	$2,488,5(0	$1,858,500	$1,858,500	$252,000	$63,000	$6,520,500
Stock based compensation (options issued)*	$173,316	$103,990	$62,394			$339,700
Total compensation for the Twelve Months Ended June 30, 2012	$2,826,497	$2,105,926	$2,054,305	$270,000	$113,785	$7,370,513

Total Notes
Summary of payables to related parties as of June 30, 2012

	Durando	Dotoli	Smiley	Payable	Biderman	Microphase	Total
Notes payable	$456,573	$333,663	$273,177	$1,063,413			$1,063,413
Accrued Wages Officers	$29,167	$29,167	$10,417	$68,751			$68,751
Due to Officers/Affiliates					$150,000	$53,128	$203,128
Interest Payable	$58,771	$38,745	$28,623	$126,139			$126,139

Total Payable to Officers/ Affiliates as of June 30, 2012	$544,511	$401,575	$312,217	$1,258,303	$150,000	$53,128	$1,461,431

Summary of compensation to related parties for the Twelve Months Ended June 30, 2011
	Durando	Dotoli	Smiley	Biderman		Microphase	Total
Consulting / Salary	$160,000	$144,000	$140,000				$444,000
Interest	$33,728	$18,610	$16,569				$68,907
Rent				$		$36,000	$36,000
G&A				$		$9,356	$9,356
R&D							$0
Finder’s Fees					$24,500		$24,500
Total compensation	$193,728	$162,610	$156,569		$24,500	$45,356	$582,763

Total Notes

Summary of payables to related parties as of June 30, 2011

	Durando	Dotoli	Smiley	Payable	Biderman	Microphase	Total
Notes payable	$263,479	$148,306	$111,030	$522,815			$522,815
Due to Officers / Affiliates					$150,000	$27,242	$177,242
Interest Payable	$151,685	$120,498	$80,725	$352,909			$352,909
Total Payable to Officers / Affiliates	$415,164	$268,804	$191,755	$875,724	$150,000	$27,242	$1,052,966

The Following Summarizes Compensation to Related Parties for the Fiscal Year Ended June 30, 2010

	Durando	Dotoli	Smiley	Biderman	Microphase	Total
Consulting / Salary	$200,000	$180,000	$175,000			$555,000
Interest	$56,483	$39,375	$24,356			$120,214
Rent					$36,000	$36,000
G&A		***			$9,936	$9,936
R&D					$337,500	$337,500
Finder’s Fees				$25,000		$25,000
Stock based compensation (shares issued)						$0
Stock based compensation (options issued)						$0
Total compensation	$256,483	$219,375	$199,356	$25,000	382,896	$1,083,650

The Following Summarizes Compensation to Related Parties for the Fiscal Year Ended June 30, 2009

						TOTAL
						Related
	Durando	Dotoli	Smiley	Biderman	Microphase	Parties

Consulting / Salary	$275,718	$229,000	$182,292			$687,010
Interest	$61,473	$62,514	$21,048			$145,035
G&A					$16,773	$16,773
Rent					$36,000	$36,000
R&D					$150,000	$150,000
Finder’s Fees				$80,000		$80,000
Stock based compensation (shares issued)*	$1,541,700	$913,600	$571,000	$228,400		$3,254,700
Stock based compensation (options issued)**	$1,944,912	$1,166,947	$700,168	$77,796		$3,889,823
Total Compensation	$3,823,803	$2,372,061	$1,474,508	$386,196	$202,773	$8,259,341

Common Stock issued*	27,000,000	16,000,000	10,000,000	4,000,000		57,000,000
Options issued (5 years @ 5 cents)**	50,000,000	30,000,000	18,000,000	2,000,000		100,000,000

(*) Share grants are valued at the share price on the date the grant was authorized by the board of directors. The shares under the 2009 grant to officers are restricted from resale through August, 2010.

(**) The fair value of options granted in fiscal year ended June 30, 2009 was estimated as of the date of grant using the Black-Scholes stock option pricing model, based on the following weighted average assumptions: annual expected return of 0%, an average life of 5 years, annual volatility of 80.3% and a risk-free interest rate of 3.0% .

The Following Summarizes Compensation to Related Parties for the Fiscal Year Ended June 30, 2008

						TOTAL
	Durando	Dotoli	Biderman	Smiley	Microphase	RELATED

Consulting / Salary	$393,600	$282,000		$200,000		$875,600
Interest	$19,490	$4,156		$18,752		$42,398
Rent					$60,000	$60,000
R&D					$28,151	$28,151
Finder’s Fees			$188,472			$188,472
Cost of Sales and SG&A					$30,089	$30,089

Totals	$413,090	$286,156	188,472	$218,752	$118,240	$1,224,710

Transactions with Microphase Corporation

mPhase's President and Chairman of the Board are also employees of Microphase Corporation. On May 1, 1997, the Company entered into an agreement with Microphase whereby it uses office space as well as the administrative services of Microphase, including the use of accounting personnel. Microphase also charges fees for specific projects on a project-by-project basis. The Company leases office space from Microphase at both its Norwalk and Little Falls locations. Current rental expense is $3,000 and $2,245 per month at Norwalk and Little Falls respectively. In addition, Microphase provides certain research and development services and shares administrative personnel from time to time. During the year ended June 30, 2010, Microphase Corporation charged the Company $337,500 for project management fees, $36,000 for rent and $9,936 for administrative expenses.

Additionally, in July 2009, Microphase Corporation converted $200,000 of accounts payable into 26,666,667 shares of the Company's common stock at $.0075 per share. Such price was determined based upon the price of private placements of equity by the Company during such period. The Company recorded $586,667 beneficial conversion interest expense on this transaction during the quarter ended September 30, 2009.

Transactions with Janifast Ltd.

Janifast Ltd., a Hong Kong corporation manufacturer, has produced components for our prototype Traverser DVDDS product. Necdet F. Ergul, Ronald A. Durando and Gustave T. Dotoli were controlling shareholders of Janifast Ltd. with an aggregate ownership interest of greater than 75% of Janifast Ltd. Mr. Durando was Chairman of the Board of Directors and Mr. Ergul was a Director of Janifast. In March of 2009 Janifast Ltd. ceased operations due to adverse financial conditions.

SHAREHOLDERS PROPOSALS FOR THE 2014 ANNUAL MEETING

Shareholders who may wish to present proposals for inclusion in our proxy materials and for consideration at the 2014 Annual Meeting of Shareholders must submit such proposals in writing to our Corporate Secretary in accordance with all applicable rules and regulations of the SEC for receipt by us no later than September 1, 2014. A signed proxy shall confer discretionary authority upon us to vote on all shareholder proposals that are not received by us on or before June 30 ,2014.

COST OF SOLICITATION

The accompanying proxy is solicited by and on behalf of our Board of Directors. We will bear the cost of soliciting proxies from our shareholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, telegram or otherwise. Such directors, officers and employees will not receive additional compensation for such solicitation. Brokerage firms, nominees, custodians and fiduciaries also will be requested to forward proxy materials to beneficial owners of shares held of record by them. We may reimburse brokerage firms, nominees, custodians, fiduciaries and other record holders for their reasonable out of pocket expenses in forwarding proxy materials to the beneficial owners and obtaining their proxies.

ADDITIONAL INFORMATION

Although not incorporated by reference into this Proxy statement, a copy of our Form 10-K,  for our fiscal year ended June 30, 2013 is being provided to all shareholders for their additional information. In addition, Form 10-K with exhibits is available via the Internet at the website http://www.freeedgar.com .

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

By Order of the Board of Directors

Gustave T. Dotoli
Corporate Secretary

Norwalk, Connecticut
December 24, 2013

MPHASE TECHNOLOGIES, INC. C/O JERSEY TRANSFER 201 BLOOMFIELD AVE., SUITE 26 VERONA, NJ 07044
VOTE BY INTERNET - www.proxyvote.com Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by mPHASE TECHNOLOGIES, INC. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to mPHASE TECHNOLOGIES, INC., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
MPHSE1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

mPHASE TECHNOLOGIES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL BELOW.

mPHASE TECHNOLOGIES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS BELOW.

1.	Election of 01) Ronald A. Durando, 02) Gustave T. Dotoli, 03) Victor Lawrence 04) Abraham Biderman 05) Martin S. Smiley as Directors of the Board of Directors until the next annual meeting.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and write the nominee’s number on the line below.

		☐	☐	☐

		For	Against	Abstain

2.	Approval of our independent accountants, Demetrius Berkower, LLC for fiscal year 2014.	☐	☐	☐

	For	Against	Abstain

3.
Approval of an amendment to our Amended Certificate of Incorporation authorizing an increase in authorized shares of common stock of the Company from 6 billion shares to18 billion shares, $.001 par value.
	☐	☐	☐

Note: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full titles as such.

For address changes/comments, please check this box and write them on the back where indicated.			☐
	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

HOUSEHOLDING ELECTION
Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY

mPHASE TECHNOLOGIES, INC.
ANNUAL MEETING OF SHAREHOLDERS
FEBRUARY 12, 2014 AT 10:00 A.M.

The undersigned hereby appoints Gustave T. Dotoli and Martin Smiley, or either of them individually, with full power of substitution, to act as proxy and to represent the undersigned at the Annual Meeting of Shareholders and to vote all shares of mPhase Technologies, Inc. which the undersigned is entitled to vote and would possess if personally present at said meeting to be held at our offices at 587 Connecticut Avenue, Norwalk, CT 06854, on Wednesday February 12, 2014 at 10:00 a.m. and at all postponements or adjournments upon the matters listed on the reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH ON THE REVERSE SIDE. PROXIES ARE ALSO GRANTED THE DISCRETION TO VOTE UPON ALL OTHER MATTERS THAT MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be signed on back)